Exhibit 99

Media Contact:	Investor Contact:
Kathy Bushway	Troy Adair
Senior Vice President of Marketing	Treasurer
Home Savings	United Community Financial Corp.
(330) 742-0638	(330) 742-0472
Kbushway@homesavings.com	TAdair@homesavings.com

Home Savings Announces Receipt of

All Regulatory Approvals for Premier Bank Merger

Youngstown, Ohio (January 12, 2017) – United Community Financial Corp. (Nasdaq: UCFC), and The Home Savings and Loan Company, announced today that all regulatory approvals have been received with respect to their proposed acquisition of Ohio Legacy Corp., North Canton, and its wholly owned banking subsidiary, Premier Bank & Trust.

This transaction was announced in September, 2016 and is expected to close on January 31, 2017, pending approval by Ohio Legacy Corp.’s shareholders, which will be sought at its January 27, 2017, meeting and satisfaction of other closing conditions.

Conversion of Premier systems and customers to Home Savings is scheduled for the weekend of March 25 – 26, 2017. Until then, Premier Bank customers will continue to bank as usual using Premier products and branches.

Home Savings has announced that Rick Hull, currently President and CEO of Premier, will become the Akron, Canton, Firelands and St. Clairsville Regional President of Home Savings with responsibility for Home Savings business efforts across all lines of business. Hull has over 34 years commercial banking experience in the northeast Ohio market.

Denise Penz, currently EVP, COO and Wealth Manager for Premier will be responsible for wealth management including trust, private banking, retirement plan services, brokerage and investment services. Penz has 20 years of banking experience.

“Our businesses are well-matched for a smooth transition and seamless integration. We are looking forward to joining the two companies and providing additional services to customers of Premier and Home Savings. We believe our combined wealth management and commercial expertise delivered locally creates the perfect opportunity to provide unmatched personalized service to our customers,” says Gary Small, Home Savings President and CEO.

About United Community Financial Corp.

United Community Financial Corp. is a $2.2 billion holding company headquartered in Youngstown, Ohio. Home Savings is a wholly owned subsidiary of UCFC and operates 31 retail banking offices and 12 loan production centers in Ohio, western Pennsylvania and West Virginia. Additional information on UCFC, Home Savings and James & Sons Insurance may be found on the Company’s web site: ir.ucfconline.com.

About Ohio Legacy Corp.

Ohio Legacy Corp is a bank holding company with total assets of $320 million and four Premier Bank & Trust offices located in North Canton, Fairlawn and St. Clairsville, Ohio. Ohio Legacy Corp stock is quoted on the OTC Markets under the symbol OLCB. Additional financial information for the Company is available at www.ohiolegacycorp.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements may include: management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; the ability to obtain any required shareholder or other approvals; statements of the plans and objectives of management for future operations, products or services, including the execution of integration plans; statements about the benefits of the proposed merger between United Community and Ohio Legacy statements of expectation or belief; projections related to certain financial metrics; and statements of assumptions underlying any of the foregoing. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions.

Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and are beyond our control. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that United Community or Ohio Legacy anticipates in its forward-looking statements and future results could differ materially from historical performance.

Factors that could cause or contribute to such differences include, but are not limited to, those included under Item 1A “Risk Factors” in United Community’s Annual Report on Form 10-K and those disclosed in United Community’s other periodic reports filed with the Securities and Exchange Commission (the “SEC”), as well as the possibility: that expected benefits may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the transaction may not be timely completed, if at all; that prior to the completion of the transaction or thereafter, United Community’s and Ohio Legacy’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required regulatory, shareholder or other approvals are not obtained or other customary closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ customers, employees and other constituents to the transaction; and diversion of management time on merger-related matters. For any forward-looking statements made in this press release or in any documents, annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. All forward-looking statements included in this press release are based on information available at the time. Forward-looking statements speak only as of the date they are made. Neither United Community nor Ohio Legacy assumes any duty or undertakes to update forward-looking statements. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Additional Information about the Transaction

Shareholders of Ohio Legacy and other interested parties are urged to read the proxy statement/prospectus that is included in the Form S-4 registration statement that United Community filed with the SEC in connection with the merger because it will contain important information about United Community, Ohio Legacy, the merger and other related matters. A proxy statement/prospectus was mailed to shareholders of Ohio Legacy on December 28, 2016, for the Special Shareholder Meeting to be held on January 27, 2017, at 1:00 p.m., at Acute Care Solutions Education Center, 4565 Dressler Road, NW, Canton, Ohio 44718. The registration statement, which includes the proxy statement/prospectus and other related documents, was filed by United Community with the SEC, and it may be obtained for free at the SEC’s website at sec.gov, the NASDAQ website at nasdaq.com and from either the United Community or Ohio Legacy websites at ir.ucfconline.com or ohiolegacycorp.com respectively.

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